EX-99.h.vi

POWER OF ATTORNEY

The undersigned officers and Trustees of Advisors Series Trust (the “Trust”) hereby appoint Douglas G. Hess and Rodney A. DeWalt and each them, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”), including the Trust’s Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of this 29th day of June, 2004.

Name	Title

/s/ Eric M. Banhazl	President and Interested Trustee
Eric M. Banhazl

/s/ Walter E. Auch	Trustee
Walter E. Auch

/s/Donald E. O’Connor	Trustee
Donald E. O’Connor

/s/ George T. Wofford	Trustee
George T. Wofford

/s/ James Clayburn LaForce	Trustee
James Clayburn LaForce

/s/ George J. Rebhan	Trustee
George J. Rebhan

/s/ Douglas G. Hess	Treasurer and Principal Financial and Accounting Officer
Douglas G. Hess

/s/ Rodney A. DeWalt	Secretary
Rodney A. DeWalt